Exhibit 99.2

EV Energy Partners Successfully Completes Financial Restructuring

Emerges from Chapter 11 as Harvest Oil & Gas Corp.

June 4, 2018

HOUSTON, June 4, 2018 – EV Energy Partners, L.P. today announced that it has successfully completed its financial restructuring and has emerged from Chapter 11 as a new corporation under the name Harvest Oil & Gas Corp. (“Harvest” or the “Company”).

Through the restructuring, Harvest has eliminated approximately $355 million of debt and accured interest from its balance sheet and significantly enhanced its financial flexibility. At its emergence, the Company entered into an amended and restated credit facility providing for a new reserve-based revolving loan. The initial borrowing base under the credit facility is $325 million, with the first scheduled redetermination of the borrowing base in April 2019. Also, with total debt outstanding of $297 million, and cash on hand of approximately $21 million, total liquidity will be approximately $46 million.

Michael E. Mercer, President and Chief Executive Officer, commented that “Today begins an important new chapter for our Company. With significantly less debt, we have ample liquidity and expect to generate free cash flow in excess of our planned capital requirements. We are confident that our diverse asset base will serve as a foundation for our future success.”

Effective today, the Company’s Board of Directors are comprised of management and direct or appointed representatives of the Company’s largest shareholders, whose biographies are included in our current report on Form 8-K filed on June 4, 2018. The new directors are Michael E. Mercer, James F. Murchison, Colby Dunn, Steven J. Pully and Patrick Hickey.

Advisors

Kirkland & Ellis LLP served as legal counsel and Perella Weinberg Partners LP served as financial advisor to the Company in connection with its restructuring efforts.

Akin Gump Strauss Hauer & Feld LLP served as legal counsel and Intrepid Partners LLC served as financial advisor to certain noteholders.

Simpson Thacher & Bartlett LLP served as legal counsel and RPA Advisors, LLC served as financial advisor to the lenders.

Following completion of the restructuring, the Company will have 10 million shares of its common stock outstanding and 0.8 million of warrants with a five-year term to purchase a share of common stock at an exercise price of $37.48. The Company expects that its shares of common stock will be traded and quoted on the OTC Pink Market under the ticker symbol “HVST”.

About Harvest Oil & Gas Corp.

Harvest is an independent oil and gas company engaged in the acquisition, efficient operation and development of onshore oil and gas properties in the continental United States. The Company’s assets consist primarily of producing and non-producing properties in the Barnett Shale, the San Juan Basin, the Appalachian Basin (which includes the Utica Shale), Michigan, Central Texas (which includes the Austin Chalk area), the Mid-Continent areas in Oklahoma, Texas, Arkansas, Kansas and Louisiana, the Permian Basin, the Monroe Field in Northern Louisiana, and Karnes County, Texas. More information about Harvest is available on the internet at hvstog.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this press release and in EV Energy Partners, L.P.’s most recent Annual Report on Form 10-K for the year ended December 31, 2017, as well as in other reports filed from time to time by EV Energy Partners, L.P. and the Company with the Securities and Exchange Commission, most of which are beyond our control. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. Although we believe that the forward-looking statements contained in this press release are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and we undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

These forward-looking statements relate, in part, to (i) the potential adverse effects of the chapter 11 cases on the Company’s liquidity, results of operations or business prospects; (ii) the ability to execute the Company’s business plan; (iii) the uncertainty that any trading market for common stock will exist or develop in the over-the-counter markets and (iv) other factors disclosed by us from time to time in our filings with the SEC, and those described under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Contact

Harvest Oil & Gas Corp., Houston, TX

Nicholas Bobrowski

713-651-1144

hvstog.com